UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2020

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 28, 2020, Helius Medical Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), which was conducted in a virtual format via audio webcast. The following proposals were brought before the meeting:

Proposal 1 – To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of its outstanding Class A common stock (the “Common Stock”) at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of Common Stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements; and

Proposal 2 – To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1.

Proposal 1 required an affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Proposal 2 required an affirmative vote of holders of a majority of the voting power of the shares present by remote communication or represented by proxy at the Special Meeting and entitled to vote.  The proposals are described in detail in the Company’s definitive proxy statement filed on November 30, 2020 with the Securities and Exchange Commission.

A total of 34,442,084 shares of Common Stock were present at the Special Meeting by remote communication or by proxy, which represents approximately 66.33% of the shares of Common Stock outstanding as of the record date for the Special Meeting.

The results of the voting are shown below.

Proposal 1—To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of its outstanding Common Stock at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of Common Stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements:

Votes For	Votes Against	Abstain	Broker Non-Votes
33,986,584	425,936	29,564	N/A

Proposal 2—To authorize one or more adjournments of the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 1:

Votes For	Votes Against	Abstain	Broker Non-Votes
34,036,270	391,530	14,284	N/A

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes in favor of Proposal 1.

Item 8.01	Other Events.

Following the Special Meeting, on December 28, 2020, the Board of Directors of the Company determined to effect a reverse split of the Common Stock at a ratio of 1-for-35. The Company intends to file a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware in order for such reverse split to become effective on December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: December 29, 2020	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer

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